UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

Context Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40654	47-2566423
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Suite 200

Philadelphia, Pennsylvania 19104

(Address of principal executive offices including zip code)

(267) 225-7416

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock $0.001 par value per share	CNTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2021, Context Therapeutics Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Martin Lehr, its Chief Executive Officer. The Employment Agreement details the terms of employment that will continue until either the Company or Mr. Lehr terminate his employment with the Company. The Employment Agreement provides that Mr. Lehr will:

•

receive a base salary of $465,000 per year and is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 50% of his base salary (the “Target Bonus”). Mr. Lehr’s salary and target bonus will be reviewed periodically by the Company’s Compensation Committee or Board of Directors.

•

be eligible to participate in the Company’s incentive plans and be eligible to participate in all of the Company’s employee benefit plans available to the Company’s executive employees, subject to the terms and conditions applicable to such plans.

•

be entitled to receive the following severance benefits if Mr. Lehr’s employment is terminated by the Company without “cause” or by Mr. Lehr for “good reason” (each as defined in the Employment Agreement), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Employment Agreement: (i) twelve months of base salary continuation, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to him by the Company that are scheduled to vest within eighteen months after such termination shall immediately vest; and; provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Employment Agreement), then Mr. Lehr shall be entitled to receive: (i) an amount equal to 150% of his annual base salary at the rate in effect on his date of termination, payable ratably over an eighteen month period, (ii) an amount equal to 100% of his Target Bonus for the fiscal year in which the Termination Date (as defined in the Employment Agreement) occurs, payable ratably over a twelve month period, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all of Mr. Lehr’s then-outstanding equity awards granted to him by the Company will become immediately vested.

•

be subject to restrictive covenants relating to non-disclosure of confidential information, assignment of inventions, non-competition that runs during the term of the Employment Agreement and for twelve months following Mr. Lehr’s termination of employment for any reason, and non-solicitation of employees, customers and suppliers that runs during the term of the Employment Agreement and for the same period following Mr. Lehr’s termination of employment for any reason.

As well, the Employment Agreement acknowledges the non-qualified stock options granted to Mr. Lehr intended to represent four percent (4%) of the Company’s common stock on a fully diluted basis as of the date the Options were granted, on April 30, 2021. The non-qualified stock options were granted pursuant to the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan (the “Plan”) and will vest over three years, vesting in thirty-six equal monthly installments. The vesting of shares underlying the non-qualified stock option is subject to Mr. Lehr’s continuous service with the Company through each such vesting date and is subject to potential vesting acceleration under certain circumstances pursuant to the terms of his Employment Agreement with the Company. For additional information regarding the Form of Stock Option Agreement (the “Stock Option Agreement”), please see the Form of Stock Option Agreement under the Context Therapeutics Inc. 2021 Incentive Award Plan filed as Exhibit 10.7 with the Form S-1 filed by the Company with the SEC on May 27, 2021 (the “S-1 Filing Date”).

Director and Officer Indemnification Arrangements

Mr. Lehr and the Company also entered into an indemnification agreement (the “Indemnification Agreement”), which is addition to the indemnification, expense advancement and limitations of liability provided for in the Company’s Certificate of Incorporation and Company Bylaws. The Indemnification Agreement provides Mr. Lehr with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of his services as one of the Company’s executive officers, director, or as a director or executive officer of any other company or enterprise to which he may provide services at the Company’s request. For additional information regarding the Indemnification Agreement, please see the Form of Indemnification Agreement filed as Exhibit 10.10 with Amendment No. 1 to the Form S-1 filed by the Company with the SEC on June 16, 2021 (the “S-1/A Filing Date”).

The foregoing is a summary description of certain terms of the Employment Agreement, Stock Option Agreement, and Indemnification Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference, as well as by reference to each of the Stock Option Agreement as filed on the S-1 Filing Date noted above and the Indemnification Agreement as filed on the S-1/A Filing Date noted above, both incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Company’s initial public offering, the Company amended and restated its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated its Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 21, 2021 and became effective on October 22, 2021, and the Amended and Restated Bylaws became effective immediately upon the effectiveness of the Amended and Restated Certificate of Incorporation. A description of the material terms of each can be found in the section of the Company’s Registration Statement on Form S-1, as amended (File no. 333-256572), entitled “Description of Capital Stock,” and is incorporated herein by reference. The descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01.    Other Events

On October 22, 2021, the Company completed its IPO of 5,750,000 shares of its common stock at a public offering price of $5.00 per share, which includes 750,000 shares of common stock issued upon the exercise in full by the underwriters of their option to purchase additional shares, for total gross proceeds from the IPO, before deducting the underwriting discount and other offering expenses payable by the Company, of approximately $28.75 million.

On October 22, 2021, the Company also entered into an employment agreement with Alex Levit, its Chief Legal Officer.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended & Restated Certificate of Incorporation of Context Therapeutics Inc.

3.2	Amended and Restated Bylaws of Context Therapeutics Inc.

10.1	Amended and Restated Employment Agreement, dated October 22, 2021, between Context Therapeutics Inc. and Martin Lehr

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2021	Context Therapeutics Inc.

	By:	/s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer